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                                                                     EXHIBIT 4.1

KINDER MORGAN, INC.

A full statement of the designations, preferences and relative, participating, optional or other special rights of each class of stock of the Corporation or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights will be furnished by the Corporation, without charge, to any stockholder who so requests, upon application to the Transfer Agent named on the face hereof or to the office of the Corporation.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -
TEN ENT -
JT TEN -

as tenants in common
as tenants by the entireties
as joint tenants with right
of survivorship and not as tenants
in common

UNIF GIFT MIN ACTE                        Custodian
                                                           (Cust)
(Minor)
                                 under Uniform Gifts to Minors
                                 Act
                                                             (State)

Additional abbreviations may also be used though not in the above list.

For Value Received        hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
TAXPAYER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE)

Shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney,

to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

NOTICE:

THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRE-
SPOND WITH THE NAME(S) AS
WRITTEN UPON THE FACE OF
THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTER-
ATION OR ENLARGEMENT OR
ANY CHANGE WHATEVER.


X

(SIGNATURE)





X

(SIGNATURE)



THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

   SIGNATURE(S) GUARANTEED BY:

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Kinder Morgan, Inc. and First Chicago Trust Company of New York, as Rights Agent, as amended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Kinder Morgan, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Kinder Morgan, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, Rights that are or were acquired or beneficially owned by Acquiring Persons (as defined in the Rights Agreement) may become null and void.
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                                        C

INCORPORATED UNDER THE LAWS
OF THE STATE OF DELAWARE

COMMON STOCK

PAR VALUE $0.01 PER SHARE

KINDER MORGAN, INC.

CUSIP 494553 10 0
SEE REVERSE FOR CERTAIN DEFINITIONS

This is to Certify that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

Kinder Morgan, Inc. (hereinafter called the Corporation), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the CorporationGs Certificate of Incorporation, to all of which the holder by acceptance hereof assents. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated
Countersigned and Registered:
FIRST CHICAGO TRUST COMPANY OF NEW YORK
as Transfer Agent and Registrar
By:


Authorized Signature

Chairman of the Board
Secretary